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Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of FPL Group, Inc. on Form S-3 of (1) our report dated February 24, 2005 relating to the consolidated financial statements of FPL Group, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs relating to FPL Group, Inc.'s changes in 2003 in its methods of accounting for special-purpose entities and for asset retirement obligations and change in 2002 in its method of accounting for goodwill) and (2) our report dated February 24, 2005 relating to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of FPL Group, Inc. for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Miami, Florida
June 16, 2005

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  Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM